Exhibit 10.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-133523 and 333-140906) pertaining to the 1997 Share Option Plan, 2001 Share Option Plan and 2003 Share Option Plan of Saifun Semiconductors Ltd. of our report dated March 28, 2007, with respect to the consolidated financial statements of Saifun Semiconductors Ltd. and its subsidiaries included in its Annual Report (Form 20-F, File No. 000-51581) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

By: /s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

Tel-Aviv, Israel
March 30, 2007